              As filed with the Securities and Exchange Commission
                                on July 30, 1999
                          Registration No. 33-_________

                                    Form S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              ELECTRONIC ARTS INC.

             Delaware                            94-2838567
     (State of Incorporation)         (IRS employer identification no.)

                           209 Redwood Shores Parkway
                         Redwood City, California 94065
                    (Address of principal executive offices)

                             1991 Stock Option Plan
                        1991 Employee Stock Purchase Plan
                   International Employee Stock Purchase Plan
                        1998 Directors' Stock Option Plan
                           (Full titles of the Plans)

                                 RUTH A. KENNEDY
              Senior Vice President, General Counsel and Secretary
                              Electronic Arts Inc.
                           209 Redwood Shores Parkway
                         Redwood City, California 94065
                                 (650) 628-1500
            (Name, address and telephone number of agent for service)

                                   CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------------------------------
                                Proposed            Proposed
           Title of              Maximum             Maximum
          Securities             Amount             Offering          Aggregate          Amount of
             to be                to be             Price Per         Offering         Registration
          Registered           Registered             Share             Price              Fee
-------------------------------------------------------------------------------------------------------

         Common Stock         3,100,000 (1)        $58.625 (2)      $181,737,500 (2)    $55,072.00
       ($0.01 par value)
-------------------------------------------------------------------------------------------------------

This Registration Statement includes exhibits. The Index to Exhibits appears on sequentially numbered page 4.

        (1) Includes, 2,650,000 shares available for grant under the 1991 Stock Option Plan, 250,000 shares available for grant under the 1991 Employee Stock Purchase Plan, 100,000 shares available for grant under the International Employee Stock Purchase Plan, and 100,000 shares available for grant under the 1998 Directors' Stock Option Plan, each as of July 29, 1999.

        (2) Estimated pursuant to Rule 457(c) as of July 26, 1999 solely for the purpose of calculating the amount of the registration fee.

STATEMENT PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E, the contents of Registrant's Form S-8 Registration Statement No. 33-41955 filed on July 30, 1991, as amended by Registrant's Form S-8 Registration Statement No. 33-41955 filed November 6, 1991, Registrant's Form S-8 Registration Statement No. 33-53302 filed October 15, 1992, Registrant's Form S-8 Registration Statement No. 33-55212 filed December 1, 1992, Registrant's Form S-8 Registration Statement No. 33-66836 filed August 2, 1993, Registrant's Form S-8 Registration Statement No. 33-82166 filed July 29, 1994, Registrant's Form S-8 Registration Statement No. 33-61783 filed August 11, 1995, Registrant's Form S-8 Registration Statement No. 333-09683 filed August 7, 1996, Registrant's Form S-8 Registration Statement No. 333-09893 filed August 9, 1996, and Registrant's Form S-8 Registration Statement No. 333-32239 filed July 28, 1997, Registrant's Form S-8 Registration Statement No. 333-32771 filed August 4, 1997, Registrant's Form S-8 Registration Statement No. 333-46937 filed February 26, 1998, and Registrant's Form S-8 Registration Statements Nos. 333-60513 and 333-60517 both filed August 3, 1998 are hereby incorporated by reference.

ITEM 5.  EXPERTS.

        The validity of the issuance of the shares of Common Stock offered hereby will be passed upon for the Registrant by Ruth A. Kennedy, Senior Vice President, General Counsel and Secretary of the Registrant.

ITEM 8.  EXHIBITS

4.04    Registrant's 1991 Stock Option Plan and related documents, as amended

4.05 Registrant's 1991 Employee Stock Purchase Plan and related documents, as amended

4.06 Registrant's International Employee Stock Purchase Plan and related documents, as amended

4.07 Registrant's 1998 Directors' Stock Option Plan and related documents, as amended

5.02 Opinion of General Counsel of Registrant regarding legality of the securities being issued.

23.02   Consent of General Counsel of Registrant (included in Exhibit 5.02).

23.03   Consent of KPMG LLP, Independent Auditors

24.02   Power of Attorney (see page 2).

                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each individual and corporation whose signature appears below constitutes and appoints E. Stanton McKee and David L. Carbone and each of them, his or its true and lawful attorneys-in-fact and agents with full power of substitution, for him or it and in his or its name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement of Form S-8, and to file the same with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or it might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                                   SIGNATURES

        Pursuant to the requirements of the 1933 Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of San Mateo, State of California, on this 29th day of July, 1999.


                                               ELECTRONIC ARTS INC.

                                        By:    /s/ Ruth A. Kennedy
                                           -------------------------------------
                                               Ruth A. Kennedy, Esq.
                                        Senior Vice President, General Counsel
                                                  and Secretary

        Pursuant to the requirements of the 1933 Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name                                               Title                        Date
----                                               -----                        ----
Chief Executive Officer

/s/ Lawrence F. Probst III
-----------------------------------
Lawrence F. Probst III                             Chairman and                 July 29, 1999
                                                   Chief Executive Officer

Principal Financial Officer:


/s/ E. Stanton McKee, Jr.
-----------------------------------
E. Stanton McKee, Jr.                              Exec. Vice President,        July 29, 1999
                                                   Chief Financial and
                                                   Administrative Officer

Principal Accounting Officer:

/s/ David L. Carbone
-----------------------------------
David L. Carbone                                   Vice President, Finance      July 29, 1999
                                                   and Assistant Secretary
Directors:


/s/ M. Richard Asher                               Director                     July 29, 1999
-----------------------------------
M. Richard Asher


/s/ William J. Byron                               Director                     July 29, 1999
-----------------------------------
 William J. Byron


/s/ Daniel H. Case III                             Director                     July 29, 1999
-----------------------------------
Daniel H. Case III


/s/ Gary M. Kusin                                  Director                     July 29, 1999
-----------------------------------
Gary M. Kusin


/s/ Timothy Mott                                   Director                     July 29, 1999
-----------------------------------
Timothy  Mott

                                INDEX TO EXHIBITS

Exhibit
Number                Description
------                -----------
4.04      Registrant's 1991 Stock Option Plan and related documents, as amended

4.05 Registrant's 1991 Employee Stock Purchase Plan and related documents, as amended

4.06 Registrant's International Employee Stock Purchase Plan and related documents, as amended

4.07 Registrant's 1998 Directors' Stock Option Plan and related documents, as amended

5.02 Opinion of General Counsel of Registrant regarding legality of the securities being issued.

23.02     Consent of General Counsel of Registrant (included in Exhibit 5.02).

23.03     Consent of KPMG LLP, Independent Auditors

24.02     Power of Attorney (see page 2).